                                                                    EXHIBIT 99.1

                           QUAKER FABRIC CORPORATION
                              941 GRINNELL STREET
                              FALL RIVER, MA 02721

               LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T

                                                                  March 26, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-0408

Ladies and Gentlemen:

    Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, Quaker Fabric Corporation has obtained a letter of representation from Arthur Andersen LLP ('Andersen') stating that the December 29, 2001 audit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit, availability of national office consultation, and availability of personnel at foreign affiliates of Andersen to conduct the relevant portions of the audit.

                                          Very truly yours,

                                          QUAKER FABRIC CORPORATION

                                          /s/ PAUL J. KELLY
                                          .....................................
                                          Paul J. Kelly
                                          Vice President and Chief Financial
                                          Officer